SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2003

CERTEGY INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-16427	58-2606325
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11720 Amber Park Drive Suite 600 Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (678) 867-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On September 10, 2003, Certegy Inc. issued a press release announcing completion of its previously announced offering of $200 million aggregate principal amount of unsecured 4.75% notes (priced to yield 4.82%) due 2008. The notes were sold in a private placement, have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offer of the notes was made only by means of a private offering memorandum. A copy of the press release, which was issued in accordance with Rule 135c under the Securities Act of 1933, as amended, is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired:

None.

(b) Pro Forma Financial Information:

None.

(c) Exhibits:

Exhibit No.	Description
99.1	Certegy Inc. press release dated September 10, 2003 announcing completion of note offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTEGY INC.

By:	/s/ Michael T. Vollkommer
Name: Michael T. Vollkommer Title: Corporate Vice President and Chief Financial Officer

Dated: September 10, 2003

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description
99.1	Certegy Inc. press release dated September 10, 2003 announcing completion of note offering.